Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2004, relating to the audits of the financial statements of Century Steel LLC included in Registration Statement No. 333-142822 on Form S-4 of Clayton Acquisition Corporation.

/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

Chicago, Illinois

January 10, 2008